BALESTRI
                                                                    & Associates


Exhibit 5.1



                                                 __________, 2007

ToyZap.com, Inc.
629 Deforest Road
Coppell, Texas 75019

     Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

     We are acting as securities counsel to ToyZap.com, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for offering by the Company of up to 2,000,000 shares of common stock, par value $0.001 per share (the "Shares") of the Company.

     In rendering the opinions expressed herein, we have examined the Registration Statement, the Company's Certificate of Formation and Bylaws, and certain minutes of corporate proceedings and/or written consents of the Company's Board of Directors. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that when the Registration Statement has become effective under the Securities Act and payment for the Shares has been made in the manner contemplated by the Registration Statement and the Prospectus, such Shares sold thereunder will be duly authorized, validly issued, fully paid and non-assessable by the Company.

     The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) the effect of general principals of equity (regardless of whether considered in a proceeding in equity or at law).


                2651 North Harwood Suite 200 Dallas, Texas 75201
                 p 214 981 9080 f 214 981 9081 www.balestri.net

ToyZap.com
Registration Statement on Form SB-2
__________, 2007
Page 2


     The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the Business Organizations Code of the State of Texas and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                                     Very truly yours,


                                                     Balestri & Associates